PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED MAY 29, 2001 TO PROSPECTUS DATED MARCH 15, 2001)

                                 $1,296,575,750
                                  (APPROXIMATE)

                          BEAR STEARNS ARM TRUST 2001-3
                                     Issuer
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                 Master Servicer
                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller

    BEAR STEARNS ARM TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-3


The table entitled "Occupancy Status of Mortgaged Properties in Group 5" on page A-30 shall be replaced with the following:

               OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP 5


                                                                        AGGREGATE
                                                                     SCHEDULED BALANCE
                                                     NUMBER OF       OUTSTANDING AS OF             % OF
OCCUPANCY STATUS                                  MORTGAGE LOANS       CUT-OFF DATE           MORTGAGE LOANS
----------------                                  --------------       ------------           --------------
Owner Occupied...............................           282             $142,379,326               96.11%
Second Home..................................            10                5,765,411                3.89
                                                        ---             ------------             -------
    Total....................................           292             $148,144,737             100.00%
                                                        ===             ============             =======


UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             BEAR STEARNS & CO. INC.
           The date of this prospectus supplement is October 25, 2001